EXHIBIT 5

August 28, 2002

General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431

Re: Opinion of Counsel

     This opinion is furnished in connection with the registration by General Electric Company (the “Company”) pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), of an aggregate of 12,000,000 shares of Common Stock, $0.06 par value (the “Shares”), which are to be offered and sold by the Company pursuant to the General Electric Company International Employee Stock Purchase Plan.

     As Corporate Counsel of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the law and pertinent documents, that the Shares, when issued and sold pursuant to the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an Exhibit to the Registration Statement with respect to the Shares under the 1933 Act.

Very truly yours,

/s/ Robert E. Healing Robert E. Healing